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                                                                    EXHIBIT 10.9








                                    FORM OF




                              SOUTHERN ENERGY, INC.




                          EMPLOYEE STOCK PURCHASE PLAN


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                                TABLE OF CONTENTS

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                                                                                                        PAGE
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
ARTICLE 1.  PURPOSE AND EFFECTIVE DATE....................................................................1

ARTICLE 2.  DEFINITIONS...................................................................................1

ARTICLE 3.  ADMINISTRATION................................................................................3

ARTICLE 4.  NUMBER OF SHARES..............................................................................4

ARTICLE 5.  ELIGIBILITY REQUIREMENTS......................................................................4

ARTICLE 6.  ENROLLMENT....................................................................................5

ARTICLE 7.  GRANT OF OPTIONS ON ENROLLMENT................................................................5

ARTICLE 8.  PAYMENT.......................................................................................6

ARTICLE 9.  PURCHASE OF SHARES............................................................................6

ARTICLE 10. WITHDRAWAL FROM THE PLAN,
            TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE...............................................7

ARTICLE 11. DESIGNATION OF BENEFICIARY....................................................................8

ARTICLE 12. MISCELLANEOUS.................................................................................8


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               SOUTHERN ENERGY, INC. EMPLOYEE STOCK PURCHASE PLAN


ARTICLE 1. PURPOSE AND EFFECTIVE DATE

         1.1 The purpose of the Southern Energy, Inc. Employee Stock Purchase Plan (the "Plan") is to provide an opportunity for employees of Southern Energy, Inc. (the "Company") to purchase shares of common stock of the Company in a way which is both convenient and on a basis more favorable than would otherwise be available. The Company believes that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employee and the Company. It is the intent of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. The provisions of the Plan shall be construed to extend and limit participation in a manner consistent with the requirements of Section 423 of the Internal Revenue Code.

         1.2 It is intended that an initial Offering Period and Purchase Period will begin on the IPO Date and exist for such period as designated by the Committee prior to the IPO Date. Thereafter, it is intended that any future Offering Periods and Purchase Periods will commence, if at all, at such times designated by the Committee.

         1.3 The Plan shall be effective on the IPO Date (the "Effective Date"). The Plan shall remain in effect in accordance with Section 12.7 of the Plan.

ARTICLE 2. DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1 "Account" means a recordkeeping account maintained for a Participant to which Participant contributions and payroll deductions, if applicable, shall be credited.

         2.2      "Board" means the Board of Directors of the Company.

         2.3      "Code" means the Internal Revenue Code of 1986, as amended.

         2.4      "Company" means Southern Energy, Inc., a Delaware corporation.

         2.5 "Cut-off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

         2.6      "Effective Date" shall have the meaning ascribed to it in
                  Section 1.3 hereof.

         2.7 "Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Section 5.


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         2.8      "Employee" means any active employee of the Company or any active employee of any company in the Participating Company Group.

         2.9      "Enrollment Date" means the first Trading Day of an Offering
                  Period.

         2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.11 "Fair Market Value" means, as of any applicable date, the opening sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

         2.12 "Grant Date" means a date on which an Eligible Employee is granted an option under the Plan pursuant to Section 7.

         2.13 "Grant Price" means the Fair Market Value of a Share on the Grant Date for such option.

         2.14 "IPO Date" shall mean the first day on which Shares are publicly traded on the New York Stock Exchange.

         2.15 "Offering Period" means the period beginning on the IPO Date and ending on the date designated by the Committee and each period, if any, thereafter designated by the Committee; provided, that each period shall, in no event end later than:
                  (i) five (5) years from the date the option is exercised if the Purchase Price is to be not less than eighty-five percent (85%) of the Fair Market Value of the Shares on the Purchase Date; or (ii) otherwise, twenty-seven (27) months from the Grant Date. The Offering Period may but need not be the same as the Purchase Period, as determined by the Committee.

         2.16 "Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Section 6.

         2.17 "Participating Company Group" means a Subsidiary which has been designated by the Committee in accordance with Section
                  3.2 of the Plan as covered by the Plan.

         2.18 "Purchase Date" with respect to a Purchase Period means the last Trading Day in such Purchase Period.

         2.19 "Purchase Date Price" means the Fair Market Value of a Share on the applicable Purchase Date.

         2.20 "Purchase Period" means the period beginning on the IPO Date and ending on the date designated by the Committee and each period, if any, thereafter designated by


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                  the Committee; provided, that each period shall, in no
                  event end later than: (i) five (5) years from the date the option is exercised if the Purchase Price is to be not less than eighty-five percent (85%) of the Fair Market Value of the Shares on the Purchase Date; or (ii) otherwise, twenty-seven
                  (27) months from the Grant Date.

         2.21 "Purchase Price" means the price designated by the Committee, at which each Share may be purchased under any option, but in no event less than eighty-five percent (85%) of the lesser of:

                           (a)      The Grant Price, as defined in Section 2.13;
                                    and

                           (b)      The Purchase Date Price, as defined in
                                    Section 2.19.

         2.22 "Retirement" or "Retire" means a termination of (or to terminate) employment with the Company and its subsidiaries after qualifying for retirement under any applicable retirement plan of the Company or any company in the Participating Company Group, as determined by the Committee.

         2.23     "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

         2.24     "Shares" means shares of the Company's common stock.

         2.25 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.26 "Trading Day" means any day the New York Stock Exchange is open for trading.

ARTICLE 3. ADMINISTRATION

         3.1 The Plan shall be administered by a Committee appointed by the Board (the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board. The Committee shall have the authority to delegate administrative duties to officers, directors or employees of the Company.

         3.2 The Committee shall have the power, subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods, Purchase Periods and payment procedures and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of policy and expediency that may arise in the administration of the Plan to make any changes to the Plan or its operations to


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reduce or eliminate any unfavorable accounting consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be part of the Participating Company Group. The Committee's determinations as to the interpretation and operation of this Plan shall be final and conclusive.

         In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of options having different rights and/or privileges under the Plan in violation of Section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of
Section 423 of the Code and the regulations thereunder.

         3.3 The Plan provisions relating to the administration of the Plan may be amended by the Committee from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, to obtain any exemption under such laws, or to reduce or eliminate any unfavorable accounting consequences.

ARTICLE 4. NUMBER OF SHARES

         4.1 4,000,000 Shares are reserved for sale and authorized for issuance pursuant to the Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.

         4.2 ADJUSTMENTS. In the event of any change in corporate capitalization such as a stock split, or a corporate transaction such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Shares which may be delivered under Section 4.1, in the number, class of and/or price of Shares available for purchase under the Plan and in the number of Shares which an Employee is entitled to purchase and any other adjustments it deems appropriate. Without limiting the Committee's authority under this Plan, in the event of any transaction, the Committee may elect to have the options hereunder assumed or such options substituted by a successor entity, to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or to take such other action deemed appropriate by the Committee.

ARTICLE 5. ELIGIBILITY REQUIREMENTS

         5.1 Except as provided in Section 5.2, each Employee shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date on or following


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the later of (a) the date such individual becomes an Employee; or (b) the
Effective Date. Participation in the Plan is entirely voluntary.

         5.2      The following Employees are not eligible to participate in the
                  Plan:

                  (a) Employees who, immediately upon purchasing Shares under the Plan, would own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any Subsidiary (and for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee);

                  (b) Employees whose customary employment is for not more than five (5) months in any calendar year; and

                  (c) Employees whose customary employment is twenty (20) hours or less per week.

ARTICLE 6. ENROLLMENT

         All Eligible Employees as of the Effective Date shall be deemed enrolled in the Plan with respect to the Offering Period beginning on the IPO Date. Thereafter, any Eligible Employee may enroll in the Plan for any future Offering Period by completing and signing an enrollment election form or by such other means as the Committee shall prescribe and submitting such enrollment election to the Company or a member of the Participating Company Group in accordance with procedures established by the Committee on or before the Cut-Off Date with respect to such Offering Period.

ARTICLE 7. GRANT OF OPTIONS ON ENROLLMENT

         7.1 Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant of an option on such Enrollment Date to purchase Shares from the Company pursuant to the Plan.

         7.2 An option granted to a Participant pursuant to this Plan shall expire, if not terminated for any reason first, on the earliest to occur of (a) the end of the Offering Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Section 9; or (c) the date on which participation of such Participant in the Plan terminates for any reason.

         7.3 An option granted to a Participant under the Plan shall give the Participant a right to purchase on a Purchase Date the largest number of whole or fractional Shares, as designated by the Committee, which the funds accumulated in the Participant's Account as of such Purchase


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Date will purchase at the applicable Purchase Price; provided, however, that the
Committee may, in its discretion, limit the number of Shares purchased by each Participant in any Purchase Period.

         Notwithstanding anything to the contrary herein, no Employee shall be granted an option under the Plan (or any other plan of the Company or a Subsidiary intended to qualify under Section 423 of the Code) which would permit the Employee to purchase Shares under the Plan (and such other plan) in any calendar year with a Fair Market Value (determined at the time such option is granted) in excess of $25,000.

ARTICLE 8. PAYMENT

         The Committee may designate the time and manner for payment of Shares to be purchased during the Purchase Period, including, but not limited to, payment by each Participant in cash or by certified check on a date designated by the Committee prior to the Purchase Date, or through payroll deductions, the terms and conditions of which are designated by the Committee. Payment amounts shall be credited to a Participant's Account under this Plan. All payment amounts may be used by the Company for any purpose and the Company shall have no obligation to segregate such funds. No interest accrues on payments by Participants.

ARTICLE 9. PURCHASE OF SHARES

         9.1 Any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the number of whole or fractional Shares, as designated by the Committee, which the funds accumulated in the Participant's Account as of the Purchase Date will purchase at the applicable Purchase Price (but not in excess of the number of Shares for which options have been granted to the Participant pursuant to Section 7.3). Options for other Shares for which options have been granted which are not purchased on the last Purchase Date during the Offering Period shall terminate.

         9.2 If, after a Participant's exercise of an option under Section 9.1, an amount remains credited to the Participant's Account as of a Purchase Date, then the remaining amount shall be (a) if no further Purchase Periods are immediately contemplated by the Committee, distributed to the Participant as soon as administratively feasible, or (b) if another Purchase Period is contemplated by the Committee, carried forward in the Account for application to the purchase of Shares on the next following Purchase Date. 9.3 If Shares are purchased by a Participant pursuant to Section 9.1, then, within a reasonable time after the Purchase Date, the Company shall deliver or cause to be delivered to the Participant a certificate or certificates for the whole number of Shares purchased by the Participant unless the Company has made arrangements to have the Shares held at a bank or other appropriate institution in noncertificated form. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction shall require that the Company or the Participant take any action in connection with the Shares being purchased under the option, delivery of the certificate or certificates for such Shares shall be postponed until the necessary action shall have been completed, which action


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shall be taken by the Company at its own expense, without unreasonable delay.
Certificates delivered pursuant to this Section 9.3 shall be registered in the name of the Participant or, if the Participant so elects, in the names of the Participant and his or her spouse, as joint tenants with rights of survivorship, or as spousal community property, or in certain forms of trust approved by the Committee, to the extent permitted by law.

         9.4 In the case of Participants employed by a member of the Participating Company Group, the Committee may provide for Shares to be sold through the Subsidiary to such Participants, to the extent consistent with
Section 423 of the Code.

         9.5 If the total number of Shares for which options are or could be exercised on any Purchase Date in accordance with this Section 9, when aggregated with all Shares for which options have been previously exercised under this Plan, exceeds the maximum number of Shares reserved in Section 4.1, the Company shall allocate the Shares available for delivery and distribution in the ratio that the balance in each Participant's Account bears to the aggregate balances of all Participants' Accounts, and the remaining balance of the amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.

         9.6 If a Participant or former Participant sells, transfers, or otherwise makes a disposition of Shares purchased pursuant to an option granted under the Plan within two (2) years after the date such option is granted or within one (1) year after the date such Shares were transferred to the Participant, and if such Participant or former Participant is subject to United States federal income tax, then such Participant or former Participant shall notify the Company or a member of the Participating Company Group in writing of such sale, transfer or other disposition within ten (10) days of the consummation of such sale, transfer, or other disposition.

ARTICLE 10. WITHDRAWAL FROM THE PLAN, TERMINATION OF EMPLOYMENT, AND LEAVE OF ABSENCE

         10.1 WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan in full (but not in part) during any Purchase Period by delivering a notice of withdrawal to the Company or a member of the Participating Company Group (in a manner prescribed by the Committee) at any time up to but not including the fifteen (15) days prior to the Purchase Date next following the date such notice of withdrawal is delivered, or at such shorter time in advance of such Purchase Date as the Committee may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant's Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively feasible. An Employee who has withdrawn during a Purchase Period may not return funds to the Company or a member of the Participating Company Group during the same Purchase Period and require the Company or member of the Participating Company Group to apply those funds to the purchase of Shares. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date, if any.


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         10.2     TERMINATION OF EMPLOYMENT. Participation in the Plan
terminates immediately when a Participant ceases to be employed by the Company or a member of the Participating Company Group for any reason whatsoever or otherwise ceases to be an Eligible Employee, and such terminated Participant's outstanding options shall thereupon terminate. As soon as administratively feasible after termination of participation, the Company or a member of the Participating Company Group shall pay to the Participant or his or her beneficiary or legal representative any amounts accumulated in the Participant's Account at the time of termination of participation. Notwithstanding anything to the contrary herein, if a Participant ceases to be an Eligible Employee by reason of Retirement, death, or any other reason contemplated in Section 5.2 hereof and the Purchase Date is within three (3) months of the date the Participant ceases to be an Eligible Employee, the Participant (or his or her designated beneficiary, as applicable) shall have the right, upon ceasing to be an Eligible Employee and in accordance with procedures prescribed by the Committee, to elect to continue to participate in the Plan in accordance with
Section 10.1 through the end of the Purchase Period.

         10.3 LEAVE OF ABSENCE. If a Participant takes a leave of absence without terminating employment, such Participant shall have the right, at the commencement of the leave of absence and in accordance with procedures prescribed by the Committee, to elect to withdraw from the Plan in accordance with Section 10.1. To the extent determined by the Committee or required by
Section 423 of the Code, certain leaves of absence may be treated as cessations of employment for purposes of the Plan.

ARTICLE 11. DESIGNATION OF BENEFICIARY

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom the amount in his or her Account is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, any Account balance remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. MISCELLANEOUS

         12.1 RESTRICTIONS ON TRANSFER. Options granted under the Plan to a Participant may not be exercised during the Participant's lifetime other than by the Participant. Neither amounts credited to a Participant's Account nor any rights with respect to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.


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         12.2     ADMINISTRATIVE ASSISTANCE. If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Shares, delivery of reports, or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the Account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

         12.3 COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties, transfer taxes, and any brokerage fees applicable to participation in the Plan may be charged to the Account of such Participant by the Company.

         12.4 WITHHOLDING. The Company or any member of the Participating Company Group shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any member of the Participating Company Group, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         12.5 EQUAL RIGHTS AND PRIVILEGES. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with
Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423 of the Code. This Section 12.5 shall take precedence over all other provisions in the Plan.

         12.6 APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

         12.7 AMENDMENT AND TERMINATION. The Board may amend, alter, or terminate the Plan at any time; provided, however, that (1) the Plan may not be amended in a way which will cause rights issued under the Plan to fail to meet the requirements of Section 423 of the Code; and (2) no amendment which would amend or modify the Plan in a manner requiring stockholder approval under
Section 423 of the Code or the requirements of any securities exchange on which the Shares are traded shall be effective unless such stockholder approval is obtained. In addition, the Committee may amend the Plan as provided in Section 3.3, subject to the conditions set forth therein and in this Section 12.7.

         If the Plan is terminated, the Board or Committee may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to


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expiration, all funds accumulated in Participants' Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

         12.8 NO RIGHT OF EMPLOYMENT. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or a member of the Participating Company Group any obligation to employ or continue to employ any Employee. The right of the Company or a member of the Participating Company Group to terminate any Employee shall not be diminished or affected because any rights to purchase Shares have been granted to such Employee.

         12.9 RIGHTS AS SHAREHOLDER. No Participant shall have any rights as shareholder unless and until Shares of Common Stock have been issued to him or her.

         12.10 GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver Shares of the Company's common stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares.

         12.11 GENDER. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.

         12.12 CONDITION FOR PARTICIPATION. As a condition to participation in the Plan, Eligible Employees agree to be bound by the terms of the Plan (including, without limitation, the notification requirements of Section 9.6) and the determinations of the Committee.


         Executed this __________ day of _____________, 2000.



                                           SOUTHERN ENERGY, INC.



                                           By:
                                              ---------------------------------
                                           Title:
                                                 ------------------------------




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